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                                                                   EXHIBIT 23.1


                      [HANNEMANN, & MORRIS, LLP LETTERHEAD]


July 17, 2001
                                                        VIA FACSIMILE



Mr. James Farinella
Clickese.Com, Inc.
65 La Grande Avenue
Berkeley Heights, New Jersey 07922

              RE: Solutions Technology, Inc./FORM SB-2

Dear Sirs and Madams:


     This letter is to reflect our consent to the inclusion of our firm as experts and legal counsel to Solutions Technology, Inc. in connection with its registration of up to 2,000,000 shares of common stock on Form SB-2 including, without limitation, the rendering of our legal opinion as to the legality of such shares.

                                           Very truly yours,

                                           /s/ Glenn P. Hannemann

                                           Glenn P. Hannemann

GPH/dhh